AlphaMark Advisors, LLC

Code of Ethics
September 2, 2008
Amended October 22, 2009;
Amended October 29, 2009

AlphMark Advisors, LLC (the “Advisor”) is confident that its directors, officers and employees act with integrity and good faith.  The Advisor recognizes, however, that personal interests may conflict with the interests of clients, including AlphaMark Investment Trust (the “Fund”), where officers, directors and employees of the Advisor know about or have the power to influence current or future client transactions and engage in securities transactions for their personal accounts.  In an effort to prevent any conflicts of interest and in accordance with Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), the Advisor has adopted this Code of Ethics (the “Code”) to address transactions that may create conflicts of interest, and to establish reporting requirements and enforcement procedures.

This Code is based on the principle that the directors, officers and employees of the Advisor have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in a manner that does not interfere with client transactions or otherwise take unfair advantage of the relationship of the director, officer or employee to the Advisor’s clients.  Advisor personnel must adhere to this general principle as well as comply with the specific provisions of this Code.  Technical compliance with this Code will not insulate from scrutiny trades which indicate an abuse of an individual’s fiduciary duty.

A.	Statement of General Principles

In recognition of the trust and confidence placed in the Advisor by its clients, and to give effect to the belief that the Advisor’s operations should be directed to the benefit of its clients, the Advisor hereby adopts the following general principles to guide the actions of its directors, officers and employees:

(1)
The interests of the Advisor’s clients, including the Fund and its shareholders, are paramount.  In conducting themselves and the operations of the Advisor, all Advisor personnel must place the interests of the clients before their own.

(2)
The personal securities transactions of Advisor personnel must be effected in such a way as to avoid a conflict between the personal interests of Advisor personnel and the interests of the Advisor’s clients.

(3)
Advisor personnel must avoid actions or activities that allow such a person, or a member of his or her family to profit or benefit from his or her position with the Advisor, or that otherwise call into question such person’s independent judgement.

B.	Definitions

(1)	“Access Person” means:
<	any director or officer of the Advisor;
<	any employee of the Advisor (or of any company in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes,

participates in, or obtains information regarding the purchase or sale of Covered Securities for a client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

<
any natural person in a control relationship to the Advisor who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities for such client.

(2)
“Alternate Review Officer” is any person appointed by the Advisor to review the reports of the Compliance Officer or to perform such other duties as may be required to assist the Compliance Officer in fulfilling his or her obligations under this Code.

(3)
“Beneficial Ownership” of a security is to be interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  This means that a person will generally be considered to have “beneficial ownership” of any security in which he or she has direct or indirect pecuniary (monetary) interest.  In addition, a person will be deemed to have “beneficial ownership” of securities held by his or her spouse, minor children, a relative who shares the same home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him or her with sole or shared investment power.

(4)
“Compliance Officer” means the person(s) appointed by the Advisor to administer the provisions of this Code.  Where this Code requires action by the Compliance Officer, the Compliance Officer will consult with such management personnel of the Advisor as may be appropriate under the circumstances.

(5)
“Control” has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) of the 1940 Act provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company; however, this presumption may be countered by the facts and circumstances of a given situation.

(6)
“Covered Security” has the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, and includes stocks, bonds, investment contracts, profit-sharing agreements, transferable shares, options on securities, limited partnership interests, or in general any interest or instrument commonly known as a “security.”  However, in the case of an interest in a limited partnership that invests in securities, the Covered Security will be the interest in the limited partnership, and not the underlying securities in which the partnership invests, provided that the partnership receives investment advice based on its investment objectives rather than on the individual investment objectives of its limited partners.

Covered Security does not include:
<	direct obligations of the Government of the United States;
<	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
<
transactions and holdings in shares issued by registered open-end investment companies, unless the Advisor or a control affiliate acts as investment advisor or principal underwriter for the open-end investment company;

<	shares of money market funds;

<	transactions in units of unit investment trust if the unit investment trust is invested exclusively in unaffiliated funds; and
<	any instrument that is not a security as defined in Section 2(a)(36) of the 1940 Act. These instruments include, but are not limited to:
o	futures contracts;
o	options on futures contracts;
o	general partnership interests, provided generally that the general partnership interest entitles the owner to exercise management control over the partnership; and
o	direct interests in real estate.

(7)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(8)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6), Rule 504, Rule 505 or Rule 506 (i.e., a private placement).

(9)
“Material” means that there is a substantial likelihood that a reasonable investor would consider the information important in deciding whether to buy or sell the securities in question or that the information, if disclosed, could be viewed by a reasonable investor as having significantly altered the “total mix” of information available.

(10)	“Nonpublic” means information that has not been made available to investors generally. In this respect, one must be able to point to some fact to show that the information is generally public.

(11)	“Purchase or sale of a Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security and any securities convertible into a Covered Security.

(12)
A Covered Security “held or to be acquired” means (i) any Covered Security which, within the most recent fifteen days (A) is or has been held by a client, or (B) is being or has been considered by the Advisor for purchase by a client; and (ii) any option to purchase or sell, any security convertible into or exchangeable for, any such Covered Security.

(13)
A Covered Security is “being purchased or sold” by the Advisor from the time when a purchase or sale decision has been made or a purchase or sale program has been transmitted to the person who places buy and sell orders for the Advisor until the time when such program has been fully completed or terminated.

C.	Restrictions on Personal Securities Transactions

(1)
Prohibition Against Fraud, Deceit and Manipulation. No Access Person will, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by a client:

<	employ any device, scheme or artifice to defraud a client;

<
make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

<	engage in any act, practice or course of business which would operate as fraud or deceit on a client; or
<	engage in any manipulative practice with respect to a client.

(2)
Pre-Clearance Required.  Unless specifically excepted under this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership without obtaining prior approval from the Compliance Officer in the manner prescribed by the Compliance Officer.  This pre-clearance requirement also applies to Covered Securities proposed to be acquired by an Access Person in a Limited Offering.

(3)
Pre-Clearance of Initial Public Offerings.  No Access Person may directly or indirectly acquire beneficial ownership of any Covered Security in an Initial Public Offering without prior approval and clearance from the Compliance Officer and appropriate management personnel.  Clearance may be granted if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of conflicts is very unlikely to arise and the risk of abuse is minimal or non-existent.

(4)
Blackout Period on Personal Securities Transactions. Except as specifically permitted by this Code, no Access Person may purchase or sell, directly or indirectly, any Covered Security in which such Access Person has (or by reason of such transaction acquires) any Beneficial Ownership on the same day that the same (or a related) Covered Security is being purchased or sold for the Fund.

(5)
Limits on Personal Gifts.  No Access Person will accept from any person or entity (including clients and vendors) that does business with or on behalf of the Advisor (“Business Associate”) a personal gift of more than de minimis value without the prior approval of the Compliance Officer.  For purposes of this paragraph, “de minimis” means a fair market value of $250 or less.  The solicitation or giving of personal gifts by Access Persons is also prohibited without prior approval.  The Compliance Officer may exempt individuals or groups of individuals from the restrictions of this paragraph where the risk of abuse is minimal or non-existent.

In addition, these restrictions do not apply to:
<	Usual and customary promotional items given to or received from Business Associates (e.g., hats, pens, T-shirts, mugs, and similar items marked with logos);
<
Normal and customary business meals and entertainment with Business Associates.  For example, if an Access Person has a business meal or attends a sporting event or show with a Business Associate, that activity would not be subject to the restrictions of this paragraph, provided the Business Associate is present.  If, on the other hand, the Business Associate provides tickets to a sporting event and the Access Person attends the event without the Business Associate also being present, the tickets would be subject to the dollar limit set forth above; and

<	Gifts based on family and personal relationships.

(6)	Insider Trading. No Access Person may:

<	engage in a transaction in any security while aware of material, nonpublic information regarding that security (so-called “insider trading”);
<	communicate material, nonpublic information to any person who might use such information to purchase or sell securities (so-called “tipping”);
<
disclose material, nonpublic or other confidential information to anyone, inside or outside the Advisor (including immediate family members), except on a strict need-to-know basis and under circumstances that make it reasonable to believe that the information will not be misused or improperly disclosed by the recipient;

<	Recommend or suggest that any person engage in a transaction in any security while aware of material, nonpublic information about that security; or
<	Engage in a transaction, for his or her own personal account or for the account of any person, in any security while aware of material, nonpublic information regarding that security.

(7)
Limits on Directorships of Publicly Traded Companies. No Access Person may serve on the board of directors of a publicly traded company, absent prior written authorization from the Compliance Officer.  The Compliance Officer will grant authorization only if the Compliance Officer determines in his or her reasonable judgement based on the facts known at the time and, if necessary, consultation with appropriate management personnel of the Advisor, that board service would not be inconsistent with the interests of the Advisor’s clients.  In the event board service is authorized, such individuals serving as directors will be isolated from those making investment decisions regarding the publicly traded company through procedures designed to safeguard against potential conflicts of interest, such as Chinese Wall policies or investment restrictions.

(8)
Personal Benefit.  No Access Person will cause or attempt to cause any client to purchase, sell or hold any Covered Security in a manner calculated to create any personal benefit to such Access Person or a member of his or her family.  If an Access Person or a member of his or her family stands to materially benefit from an investment decision for a client that the Access Person is recommending or in which the Access Person is participating, the Access Person will disclose to the Compliance Officer and persons with authority to make investment decisions for the Advisor, any beneficial interest that the Access Person or a member of his or her family has in such Covered Security (or a related security), or the issuer thereof, where the decision could create a material benefit to the Access Person or a member of his or her family or the appearance of impropriety.

D.	Exemptions from Pre-Clearance

Transactions in the following Covered Securities are not subject to pre-clearance:

(1)	DRIPs. Purchases of equity securities held in dividend reinvestment plans (“DRIPs”).

(2)
Rights Offerings.  Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

(3)	Broad-Based Index Options. Purchases or sales of index options or other securities that derive their value from indices designated by the Compliance Officer as broad-based.

(4)
Certain Limited Offerings.  Because the possibility of conflicts are very unlikely to arise due to the nature of the investment, Access Persons are not required to seek pre-clearance of personal securities transactions in the following types of Limited Offerings:

(a)
Family Business.  Purchases or sales of Covered Securities issued in a Limited Offering by a small family business of the Access Person that is unlikely, based on a reasonable good faith judgement and the facts known at the time of the purchase or sale, to make a public offering in the foreseeable future; provided, however, that the investment philosophy of the Advisor or the investment objectives and policies of each client account prohibit investments in such Limited Offerings and the Access Person is not aware of any current consideration by the Advisor to change such investment philosophy or investment objectives and policies.  For purposes of this exception, a “family business” is an operating business that is primarily owned and/or controlled by the Access Person and members of his or her family.  A family business does not include a partnership or other pooled vehicle that is engaged in the business of investing or trading in securities.

(b)
Real Estate Investments.  Purchases or sales of Covered Securities issued in a Limited Offering by an entity that directly owns, deals in, or develops real estate; provided, however, that the investment philosophy of the Advisor or the investment objectives and policies of each client account prohibit investments in such private placements and the Access Person is not aware of any current consideration by the Advisor to change such investment philosophy or investment objectives and policies.  This exception is not intended to exempt from pre-clearance personal securities transactions in a Limited Offering where the underlying entity does not invest in real estate interests directly, but rather holds securities that relate to real estate (e.g., a REIT).

(5)	De minimis Transactions. Access Persons are not required to seek pre-clearance of personal securities transactions if such purchase or sale qualifies as “de minimis” under this paragraph.

In determining whether a particular transaction is de minimis under this paragraph, the Compliance Officer will consult with investment management personnel and/or counsel, as appropriate.  For this purpose, a transaction will be deemed “de minimis” if it satisfies any of the following standards:

<
Number of Shares.  Any transaction in an actively traded Covered Security for 1,000 shares or less.  In the case of a less liquid Covered Security, the Compliance Officer will use a share amount threshold that is appropriate in light of the trading characteristics of the Covered Security and the potential for harm to the interests of clients;

<
Dollar Value of Transaction.  Any transaction in an actively traded Covered Security with a dollar value of $10,000 or less.  In the case of a less liquid security, the Compliance Officer will use a dollar amount threshold that is appropriate in light of the trading characteristics of the Covered Security and the potential for harm to the interests of clients; or

<	Market Capitalization.Any transaction in a Covered Security that has a market capitalization of $1 billion or greater

<	Recent Trading Volume. Any transaction in a Covered Security that is less than 2% of the average daily trading volume for the past 10 days.

(6)	Other. Purchases or sales of other securities as may from time to time be designated in writing by the Compliance Officer on the grounds that the risk of abuse is minimal or non-existent.

E.	Application of Pre-Clearance Requirement

(1)
Aggregated Transactions. The Compliance Officer will generally grant clearance for transactions by Access Persons that are aggregated with contemporaneous client transactions; provided, however, that the transactions are executed in accordance with the Advisor’s aggregation and allocation policy and procedures.

(2)
Blackout Period.  Unless they qualify under paragraph 1 of this section, the Compliance Officer will not grant clearance for securities transactions involving Covered Securities that are prohibited under the blackout period described in paragraph 4 of section C because the Covered Security (or a related security) is being purchased or sold by the Fund on the same day.  Such “related securities” include options and convertible securities.  Thus, in the case of options, clearance will not be granted if the underlying security is being purchased or sold, or considered for purchase or sale by the Fund.  Similarly, clearance will not be granted for convertible securities if either the convertible securities themselves or the securities into which they are convertible are being purchased or sold by the Fund.

(3)
Special Considerations for Limited Offerings.  In determining whether to approve a request for the purchase or sale of securities in a Limited Offering, the Compliance Officer will consider, among other things, the following:

<
Possibility of Future Impact on Clients.  The Compliance Officer will consider whether there is any reasonable likelihood that the company making the Limited Offering, or any companies it owns or controls, might in the foreseeable future make an Initial Public Offering of securities that might be appropriate investments for clients.  Among other things, the Compliance Officer will, as appropriate, consult with persons with the authority to make investment decisions for clients on behalf of the Advisor to determine whether, based on a reasonable judgement and the facts known at the time of the pre-clearance request, such securities would reasonably be expected to be appropriate investments for clients.

<
Size of Investment.  The Compliance Officer will consider the size of the potential investment (i.e., the percent of outstanding securities of the issuing entity of which the Access Person will be deemed to have Beneficial Ownership).

(4)
Discretion of Compliance Officer.  Notwithstanding the provisions of paragraphs 1 and 2 of this section, the Compliance Officer may refuse to grant clearance for any transaction if he or she deems the transaction to involve a conflict of interest, possible diversion of a corporate opportunity, or any appearance of impropriety.

(5)
Pre-Clearance of the Compliance Officer’s Personal Securities Transactions. The Compliance Officer will clear his or her own personal securities transactions in advance through the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer’s pre-clearance requests.

(6)
Effectiveness of Pre-Clearance.  Clearance is effective, unless earlier revoked, until the earlier of: (i) the close of business on the trading day such clearance was granted, or (ii) the time the Access Person learns that the information provided to the Compliance Officer in such Access Person’s request for clearance is not accurate.  The Compliance Officer may grant a limited extension of the effectiveness of clearance for one (1) additional day if the Compliance Officer and management agree that, due to the nature of the investment, the possibility of a conflict of interest is very unlikely to arise. Clearance may be revoked at any time by the Compliance Officer or the Alternate Review Officer.  Clearance requests will not be granted for transactions in Covered Securities that are being considered for purchase or sale for a client.

F.	Reporting Obligations

(1)
Initial Holdings Report.  Each Access Person must submit a list of all Covered Securities for which such Access Person had any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person, as of the date such Access Person first becomes subject to this Code’s reporting requirements.  The Initial Holdings Report must be submitted to the Compliance Officer within 10 days of the date the Access Person becomes subject to this Code’s reporting requirements.  An Initial Holdings Report Form is attached as Exhibit A.

(2)
Annual Holdings Report. On an annual basis, each Access Person must submit to the Compliance Officer a list of all Covered Securities for which such Access Person has any direct or indirect Beneficial Ownership, as well as a list of any broker, dealer or bank account in which any securities are held for the direct or indirect benefit of the Access Person.  The list of Covered Securities and accounts contained in the Annual Holdings Report must be current as of a date no more than 30 days before the submission of the Annual Holdings Report.  An Annual Holdings Report Form is attached as Exhibit B.

(3)	Quarterly Transaction Reports.

(a)
On a quarterly basis, each Access Person must report any transaction during a quarter in a Covered Security in which such Access Person has (or by virtue of the transaction acquires) any direct or indirect Beneficial Ownership, as well as any broker, dealer or bank account established during the quarter in which securities are held for the direct or indirect benefit of the Access Person.  Each Access Person must submit the Quarterly Transaction Report to the Review Officer no later than 30 days after the end of each calendar quarter.  A Quarterly Transaction Report Form is included as Exhibit C.

(b)	In the event that no reportable transactions occurred during the quarter and no securities accounts were opened, the Access Person is still required to submit a

Quarterly Transaction Report. The Access Person should note on the report that there were no reportable items during the quarter, and return it, signed and dated.

(c)
An Access Person is not required to list security transactions on a Quarterly Transaction Report if the report would duplicate information contained in broker trade confirmations or periodic account statements received by the Compliance Officer.  In order to rely on this reporting mechanism, the Access Person must arrange for the Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements directly from the broker-dealer.  The trade confirmations and periodic account statements must contain all required information and the Quarterly Transaction Report must be received by the Compliance Officer no later than 30 days after the end of the calendar quarter.

(4)
Exemptions from Reporting.  Access Persons are not subject to the reporting requirements in (1), (2), and (3) above for purchases or sales effected for any account over which the Access Person does not have any direct or indirect influence or control.

(5)
Alternate Review Officer.  The Compliance Officer will submit his or her own reports required by this section to the Alternate Review Officer who will fulfill the duties of the Compliance Officer with regard to the Compliance Officer’s own reports.

(6)
Disclaimer of Beneficial Ownership.  Any report required by this section may contain a statement that the report will not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

G.	Review and Enforcement

(1)
The Compliance Officer will notify each person who becomes an Access Person of the Advisor and who is required to report under this Code of their reporting requirements no later than 10 days after they become and Access Person.

(2)
The Compliance Officer will, on a quarterly basis, compare all reported personal securities transactions with completed transactions of the Advisor’s clients during the period to determine whether a violation of this Code may have occurred.  In determining whether a violation occurred, the Compliance Officer will consult with appropriate management personnel of the Advisor and they will consider the facts and circumstances surrounding the occurrence along with the explanation and discussion thereof by interested and/or involved parties and their supervisors.

(3)
If a violation is found to have occurred, the Compliance Officer and appropriate management personnel of the Advisor will impose, after consultation with outside counsel (as appropriate), such corrective action as they deem appropriate under the circumstances.

H.	Advisor’s Responsibilities to the Board of Trustees of the Fund

(1)
Annual Written Report.  At least annually, and more frequently as the Advisor deems necessary or appropriate or as the Board of Trustees of the Fund may request, the Advisor will provide to the Board of Trustees a written report that:

(a)
Describes any issues arising under the Code that arose during the prior year (or since the last report to the Board of Trustees), including, but not limited to, information about material violations of the Code and any resulting sanctions.

(b)	Certifies that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(2)	Material Amendments to the Code. The Advisor will promptly report to the Board of Trustees in writing any material amendment to the Code.

I.	Records

The Advisor will maintain records in the manner and to the extent set forth below.  Such records will be available for examination by representatives of the Securities and Exchange Commission.

(1)	A copy of this Code and any other code of ethics adopted by the Advisor that is, or at any time within the past five years has been, in effect (maintained in an easily accessible place).

(2)
A record of any violation of this Code and of any action taken or sanction imposed as a result of any such violation (maintained in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurs).

(3)
A copy of each report submitted under this Code, including any information provided in lieu of any such reports made under the Code (maintained for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place).

(4)
A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, and those persons who are or were responsible for reviewing the reports (maintained in an easily accessible place).

(5)
A copy of each annual report required by paragraph 1 of section H of this Code (maintained for at least five years from the end of the fiscal year in which such annual report is made, the first two years in an easily accessible place).

(6)
A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in a Limited Offering (maintained for at least five years after the end of the fiscal year in which the approval is granted).

J.	Miscellaneous

(1)
Confidentiality.  All reports of securities transactions and any other information filed with the Advisor pursuant to this Code will be treated as confidential; provided, however, that copies of such reports and information may be disclosed to the Securities and Exchange Commission or as may otherwise be required to comply with applicable law.

(2)	Interpretation of Provisions. The Advisor may from time to time adopt such interpretations of this Code as it deems appropriate.

(3)	Annual Certification of Compliance. Within 10 days of becoming an Access Person, and each year thereafter, each such person will sign and return the compliance certification attached as Exhibit D.

AlphaMark Advisors, LLC

Individuals Referenced in the Code of Ethics
September 2, 2008
Amended March 17, 2009
Amended October 29, 2009

Access Persons

Christian Lucas
Mike Simon
Anne Haggerty
William Vickey
Beth Weber

Compliance Officer(s)

Anne Haggerty

Alternate Review Officer(s)

Mike Simon
Christian Lucas

Exhibit A
AlphaMark Advisors, LLC
Quarterly Personal Securities Transaction Report

Name of Reporting Person:	__________________________	Calendar Quarter Ended:	___________________________

Date Report Due:	__________________________	Date Submitted:	___________________________

Securities Transactions*  (Note:  Transactions in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

Date of Transaction	Name of Issuer and Title of Covered Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)	Type of Transaction (e.g., buy, sell or other)	Price	Name of Broker, Dealer or Bank Effecting Transaction

I had no transactions involving Covered Securities during the preceding calendar quarter that were required to be reported.

I had transactions involving Covered Securities during the preceding calendar quarter and I have either supplied all of the required information on this form or have arranged for the Compliance Officer to receive duplicate copies of trade confirmations and periodic account statements that contain all of the information listed above.

I had transactions involving Covered Securities during the preceding calendar quarter and the information listed above is located on the trading report, which will be attached to this form.
The report or recording of any transaction noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

Securities Accounts
If you established a securities account during the quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Name(s) on and Type of Account

I did not establish a securities account during the preceding calendar quarter.

I certify that I have included on this report all transactions in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

_____________________________________________           ________________________________
(Signature)                                                                                     (Date)

Exhibit B
AlphaMark Advisors, LLC
Initial Holdings Report

Name of Reporting Person:	_____________________________	Date Person Became Subject to the Code:	_____________________________
Date Report Due:	_____________________________	Date Submitted:	_____________________________
Information Provided as of:	_____________________________	[Note: Date person became subject to Code and as of date should be the same.]

Securities Holdings*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

Name of Issuer and Title of Covered Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

I have no holdings in Covered Securities to report.

I have holdings in Covered Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.

The report or recording of any holding in Covered Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Name(s) on and Type of Account

I have no securities accounts to report.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.

_____________________________________________           ________________________________
(Signature)                                                                                     (Date)

Exhibit C
AlphaMark Advisors, LLC
Annual Holdings Report

Name of Reporting Person:	_____________________________	Calendar Year Ended:	_____________________________
Date Report Due:	_____________________________	Date Submitted:	_____________________________
Information Provided as of:	_____________________________	[Note: Information should be current as of a date no more than 30 days before this report is submitted.]

Securities Holdings*  (Note:  Holdings in both Public and Private (i.e., limited offerings) Covered Securities are required to be reported, unless otherwise exempted under the Code.)

Name of Issuer and Title of Covered Security	No. of Shares (if applicable)	Principal Amount, Maturity Date and Interest Rate (if applicable)

I have no holdings in Covered Securities to report for the year.
I have holdings in Covered Securities to report and I have either supplied all of the required information on this form or have attached a copy of my most recent account statement that contains all of the information listed above.
I have holdings in Covered Securities to report and the information listed above is located on the trading report, which will be attached to this form.
The report or recording of any holdings in Covered Securities noted above will not be construed as an admission that I have beneficial ownership of one or more of the Covered Securities reported above.

Securities Accounts

Name of Broker, Dealer or Bank	Date Account Was Established	Name(s) on and Type of Account

I have no securities accounts to report for the year.

I certify that I have included on this report all holdings in Covered Securities and accounts required to be reported pursuant to the Code of Ethics.
_____________________________________________           ________________________________
(Signature)                                                                                     (Date)

Exhibit D

AlphaMark Advisors, LLC
Compliance Certification

Initial Certification

I certify that I:
<	have received, read and reviewed the Code of Ethics;
<	understand the policies and procedures in the Code;
<	recognize that I am subject to such policies and procedures;
<	understand the penalties for non-compliance;
<	will fully comply with the Code of Ethics; and
<	have fully and accurately completed this Certification.

Signature:	_________________________	Date Submitted:	_________________________

Name:	_________________________ (please print)	Due Date:	_________________________

Annual Certification

I certify that I:
<	have received, read and reviewed the Code of Ethics;
<	understand the policies and procedures in the Code;
<	recognize that I am subject to such policies and procedures;
<	understand the penalties for non-compliance;
<	have complied with the Code of Ethics and any applicable reporting requirements during this past year;
<	have fully disclosed any exceptions to my compliance with the Code below;
<	will fully comply with the Code of Ethics; and
<	have fully and accurately completed this Certification.

Exceptions:

Signature:	_________________________	Date Submitted:	_________________________

Name:	_________________________ (please print)	Due Date:	_________________________